Exhibit 99.1

FOR IMMEDIATE RELEASE

Turning Point Brands to acquire VaporBeast, a leading e-commerce platform

LOUISVILLE, Ky. (November 17, 2016) -- Turning Point Brands, Inc. (NYSE: TPB), a leading provider of Other Tobacco Products (OTP) through brands such as Stoker’s, Zig-Zag and Primal, today announced that it has signed a definitive agreement to acquire Smoke Free Technologies Inc. d/b/a VaporBeast for total consideration of approximately $27 million. The transaction is expected to be immediately accretive, pre-synergies.

VaporBeast is one of the leading e-commerce platforms and sales organizations serving the new evolving non-traditional channels of retail distribution.  The company markets a wide range of products, including e-liquids, vaporizers and accessories, with a number of products under their own proprietary brands, directly to consumers and to more than 4,700 non-traditional retailers.

The purchase price is approximately $27 million, subject to a working capital adjustment. The purchase price will be satisfied through $4 million in cash at closing, $19 million in short-term notes payable, plus $4 million in payments deferred for eighteen months.  The transaction is expected to close before year end, subject to the satisfaction of customary closing conditions. For the trailing twelve months ending September 30, 2016, VaporBeast had revenue of $53.2 million, net income of $6.4 million and EBITDA of $6.9 million (see Schedule A for a reconciliation). VaporBeast’s net income reflects its tax treatment as an S corporation and therefore is not comparable to net income of entities taxed as corporations; in lieu of corporate federal income taxes paid at the VaporBeast entity level, the VaporBeast shareholders are taxed on their share of the company’s taxable income.

“We’re very excited to welcome VaporBeast into the Turning Point Brands family,” President and CEO Larry Wexler said. “VaporBeast has rapidly established itself as a trusted source for retailers and consumers who seek a deep array of products not offered in traditional retail. They sell to consumers on their website and to the new evolving non-traditional retail channels.”

We see opportunities for growth by leveraging VaporBeast’s leading e-commerce platform with TPB’s experienced sales organization by:

•	Introducing certain TPB products into VaporBeast’s customer base

•	Utilizing their efficient e-commerce platform to distribute products not offered in traditional retail to a portion of the TPB customer base

•	Accelerating the penetration of additional non-traditional retail stores

•	And lastly, strengthening their organization through the application of proven best practices to expand breadth of products sold to customers

"We have been investing in our sales distribution into the fast-growing non-traditional retail channels and VaporBeast clearly allows us to dramatically accelerate that effort with significantly less resources,” Wexler said.

“While we have experienced dynamic growth over our five years of existence, teaming with TPB will allow us to continue to grow VaporBeast amid the evolving regulatory environment,” said Tim Campbell, VaporBeast’s Founder. He continued, “TPB’s regulatory expertise and nationally recognized sales force offer unique elements of capability to ensure and promote our future success and for further penetration of the fast-growing alternative retail channels.”

VaporBeast (http://www.vaporbeast.com) employs 48 people and will continue to operate from Carlsbad, Calif., where it is based. TPB employs 245 people throughout the country including its corporate headquarters in Louisville, KY and its Moist Snuff Tobacco manufacturing operation in Dresden, TN.

The VaporBeast transaction is Turning Point Brands’ second acquisition since the company completed its initial public offering in May 2016. As previously disclosed, TPB announced it signed a definitive agreement on November 4th to purchase four chewing tobacco brands and a twist tobacco brand from Wind River Tobacco Company for approximately $2.5 million. The transaction is expected to close on November 18, 2016. These brands represent approximately two share points in the chewing tobacco category.

“Both acquisitions highlight our strategy to buy attractive brands and assets within a fragmented OTP market on an accretive basis,” Wexler said. “We intend to grow the value of these assets by applying our OTP experience, best practices and core competencies -- including our national distribution infrastructure, salesforce, brand experience, product development and regulatory infrastructure.”

Conference Call

TPB management has scheduled a conference call to discuss the acquisition on Friday, November 18, at 8:30 a.m. EST.  Interested analysts and professional investors can register and participate through one of these call-in numbers:

1-844-889-4324 (U.S., toll-free)

1-412-317-9262 (International)

Participants should dial in at least 15 minutes in advance of the call. The call also will be broadcast live as a listen-only webcast from the investor relations section of the company’s website at http://www.turningpointbrands.com/investor-relations/events-and-presentations. A replay of the audio webcast will be available on the site one hour following the call; those who wish to listen to the replay by phone can call 1-877-344-7529 using the access code 10096914.

About Turning Point Brands, Inc.

Louisville-based Turning Point Brands, Inc. (NYSE:TPB) is a leading U.S. provider of Other Tobacco Products (“OTP”).  Through widely recognized brands such as Zig-Zag®, Beech-Nut® and Stoker’s®, the company markets smokeless products (chewing tobacco and moist snuff), smoking products (premium cigarette papers and cigar products), new generation electronic products (e-cigarettes, vaporizers and E-Liquids), and new generation non-nicotine, non-tobacco products sold through the Primal™ brand.  More information about the company is available at its corporate website, www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made by TPB in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	to maintain consumer brand recognition and loyalty of our customers;
•
difficulties with respect to acquisition integration, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from acquisitions within the expected time period (if at all);

•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	possible significant increases in federal, state and local municipal tobacco-related taxes;
•	possible significant increases in tobacco-related taxes;
•	possible increasing international control and regulation;

•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	intense competition and our ability to compete effectively;
•	significant potential product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	our amount of indebtedness;
•	the terms of our credit facilities may restrict our current and future operations;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	concentration of business with large customers;
•	failure to manage our growth;
•	fluctuations in our month-to-month results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	failure to comply with certain regulations; and
•	departure of key management personnel or our inability to attract and retain talent.

Contacts for Turning Point Brands, Inc.:

Investment Community: Mark A. Stegeman, Senior Vice President, Chief Financial Officer. Phone: (502) 774-9238. Email: ir@tpbi.com

Media: Terry McWilliams, President, Mozaic Investor Relations, Inc. Phone: (502) 774-9238. Email: ir@tpbi.com

Schedule A

To supplement Smoke Free Technologies Inc. dba VaporBeast's financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA.  We believe EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Smoke Free Technologies Inc. dba VaporBeast’s financial condition and results of operations.  EBITDA is used by management to compare performance to that of prior periods for trend analyses and planning purposes and is presented to our board of directors.  We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.

We define “EBITDA” of VaporBeast as net income before depreciation, interest expense and provision for income taxes.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations.  In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.  The table below provides a reconciliation between net income and EBITDA for the trailing twelve months ended September 30, 2016 for Smoke Free Technologies Inc. dba VaporBeast.

Smoke Free Technologies Inc. dba VaporBeast
Reconciliation of GAAP Net Income to EBITDA
October 1, 2015 - September 30, 2016
(dollars in thousands) (unaudited)

Rolling 12 Months

Net Income	$6,442
Add:
Interest Expense	327
Depreciation	42
Income tax expense	103

EBITDA	$6,914